                                                               EXHIBIT 99.1


[PSYCHIATRIC SOLUTIONS, INC. LOGO]


CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700


                         PSYCHIATRIC SOLUTIONS ANNOUNCES
               SECOND QUARTER EARNINGS OF $0.29 PER DILUTED SHARE

      REVENUE INCREASES 110% ON 9.6% INCREASE IN SAME-FACILITY REVENUE AND
                      SUBSTANTIAL GROWTH IN INPATIENT BEDS

                        RAISES EARNINGS GUIDANCE FOR 2004


Franklin, Tenn. (August 4, 2004) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced financial results for the second quarter and six months ended June 30, 2004. Revenue for the quarter increased 110% to $120,509,000 from $57,438,000 for the second quarter of 2003. Net income was $5,108,000 and net income available to common stockholders was $4,923,000 for the second quarter of 2004, compared with a net loss available to common stockholders of $771,000 for the second quarter last year, while earnings per diluted share for the latest quarter were $0.29 compared with a loss of $0.09 for the second quarter of 2003.

         For the second quarter of 2004, PSI's net income increased 140% from adjusted net income of $2,126,000 for the second quarter of 2003, and earnings per diluted share increased 53% from adjusted earnings per diluted share of $0.19. The adjusted results for the second quarter of 2003 exclude a pre-tax loss on refinancing long-term debt and a pre-tax gain on the release of reserves on stockholder notes and assume an effective income tax rate of 40%. Shares used in computing the growth in earnings per diluted share for the second quarter of 2004 compared with adjusted earnings per diluted share for the second quarter of 2003 increased 52%. EBITDA for the second quarter of 2004 was $15,119,000 compared with adjusted EBITDA of $7,003,000 for the second quarter of 2003. Adjusted EBITDA for the second quarter of 2003 excludes the pre-tax loss on refinancing long-term debt and a pre-tax gain on the release of reserves on stockholder notes discussed above. Please see pages 7 and 8 for a reconciliation of 1) adjusted earnings per diluted share with earnings per diluted share and 2) EBITDA and adjusted EBITDA with net income.

         Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, remarked, "PSI produced excellent financial results for the second quarter of 2004 due to the strong operating performance of its existing inpatient psychiatric facilities and substantial expansion of its beds in operation through acquisition. We achieved a 9.6% increase in same-facility revenue for the second quarter. This growth, representing our seventh consecutive increase in comparable-quarter same facility revenue, again reflected improved pricing and admissions with a 6.1% increase in revenue per patient day and a 3.2% increase in admissions. Organic growth remains a primary strategic


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

PSYS Reports Second Quarter Results
Page 2
August 4, 2004


objective for PSI, and our second quarter results demonstrate that our initiatives to drive organic growth, supported by growing industry demand and a better pricing environment, continued to be implemented successfully.

         "We also attribute PSI's second quarter revenue growth to our second principal growth vehicle, accretive acquisitions of leading inpatient psychiatric facilities in a fragmented market. We completed eight facility acquisitions with approximately 740 beds in four transactions during the second quarter and our total beds in operation has increased to over 4,000 at June 30, 2004 from over 2,700 at the same time in 2003.

         "During the second quarter, PSI exited a management contract in Florida that produced approximately $5 million in annual revenues. The Company also intends to exit another contract in September 2004, which generates approximately $10 million in annual revenues. The ending of these contracts will not have a negative impact on the Company's operating results. We continue to operate a number of management contracts in Florida that we acquired through the Ramsay Youth Services transaction in June 2003, and we do not believe our exit from these two contracts materially affects our operation of these other contracts."

         Based on the Company's financial results for the second quarter and first six months of 2004 and our assumptions regarding the second half of 2004, PSI today raised its guidance for adjusted earnings per diluted share for 2004 to a range of $1.12 to $1.16 from its previous range of $1.08 to $1.13. Adjusted earnings per diluted share exclude the first quarter loss on the refinancing of long-term debt of $6,407,000, or $0.23 per diluted share after tax.

         Mr. Jacobs concluded, "We are pleased with PSI's substantial profitable growth for the second quarter and first half of 2004 and with the continuing opportunities we see to produce further organic growth and to pursue accretive acquisitions. These opportunities are based on the country's increasing demand for high quality inpatient behavioral health care. Our commitment to providing the highest quality of care is the foundation of our goal of becoming the leading inpatient psychiatric care company, and we remain confident of our prospects for achieving this goal."

         PSI will hold a conference call to discuss this release tomorrow at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.streetevents.com or www.fulldisclosure.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on September 3, 2004.

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ

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

PSYS Reports Second Quarter Results
Page 3
August 4, 2004

materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (5) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and (6) potential difficulties in integrating the operations of PSI with recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in the Annual Report on Form 10-K for fiscal year 2003 filed on March 25, 2004 under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 34 owned or leased freestanding psychiatric inpatient facilities with more than 4,000 beds. The Company also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.


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

PSYS Reports Second Quarter Results
Page 4
August 4, 2004


                           PSYCHIATRIC SOLUTIONS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


                                                           THREE MONTHS                  SIX MONTHS
                                                           ENDED JUNE 30,               ENDED JUNE 30,
                                                      ------------------------     ------------------------
                                                         2004          2003           2004          2003
                                                      ----------    ----------     ----------    ----------
Revenue                                               $  120,509    $   57,438     $  228,094    $   94,532

Salaries, wages and employee benefits                     66,152        28,736        125,147        46,522
Professional fees                                         13,358         6,876         25,414        11,328
Supplies                                                   7,684         2,993         14,625         4,683
Rentals and leases                                         2,155           534          3,938           782
Other operating expenses                                  13,405         9,965         26,267        17,124
Provision for bad debts                                    2,636         1,336          4,663         2,657
Depreciation and amortization                              2,365         1,068          4,482         1,735
Interest expense, net                                      4,514         2,386          8,971         3,797
Loss on refinancing long-term debt                            --         4,586          6,407         4,586
Change in valuation of put warrants                           --            --             --           960
Change in reserve on stockholder notes                        --           (84)            --          (545)
                                                      ----------    ----------     ----------    ----------
                                                         112,269        58,396        219,914        93,629

Income (loss) before income taxes                          8,240          (958)         8,180           903
     Provision for (benefit from) income taxes             3,132          (364)         3,109           708
                                                      ----------    ----------     ----------    ----------
Net income (loss)                                          5,108          (594)         5,071           195
Accrued preferred stock dividends                            185           177            508           177
                                                      ----------    ----------     ----------    ----------
Net income (loss) available to common stockholders    $    4,923    $     (771)    $    4,563    $       18
                                                      ==========    ==========     ==========    ==========
Earnings per common share:
     Basic                                            $     0.35    $    (0.09)    $     0.35    $     0.00
                                                      ==========    ==========     ==========    ==========
     Diluted                                          $     0.29    $    (0.09)    $     0.29    $     0.00
                                                      ==========    ==========     ==========    ==========
Shares used in computing per share amounts:
     Basic                                                14,120         8,154         13,039         7,947
     Diluted                                              17,376         8,154         17,301         8,420




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

PSYS Reports Second Quarter Results
Page 5
August 4, 2004

                           PSYCHIATRIC SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (In thousands, except per share amounts)


                                                                          JUNE 30,          DECEMBER 31,
                                                                            2004                2003
                                                                         ------------       ------------
                                                                          (Unaudited)
                                          ASSETS
Current assets:
     Cash                                                                $     12,133       $     44,832
     Accounts receivable, less allowance for doubtful accounts of
         $11,796 (unaudited) and $7,491, respectively                          82,183             60,055
     Prepaids and other                                                         7,360              8,529
                                                                         ------------       ------------
Total current assets                                                          101,676            113,416
Property and equipment, net of accumulated depreciation                       191,133            149,757
Cost in excess of net assets acquired, net                                    130,129             68,970
Contracts, net                                                                  2,626              2,850
Other assets                                                                   17,678             13,642
                                                                         ------------       ------------
Total assets                                                             $    443,242       $    348,635
                                                                         ============       ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                    $     13,998       $     11,637
     Salaries and benefits payable                                             20,697             13,642
     Other accrued liabilities                                                 21,816             20,168
     Current portion of long-term debt                                          1,022              1,023
                                                                         ------------       ------------
Total current liabilities                                                      57,533             46,470
Long-term debt, less current portion                                          248,569            173,980
Deferred tax liability                                                          9,727              6,762
Other liabilities                                                               4,454              4,779
                                                                         ------------       ------------
Total liabilities                                                             320,283            231,991
Series A convertible preferred stock, $0.01 par value, 6,000 shares authorized; 2,273 and 4,545 shares outstanding at June 30,
     2004 and December 31, 2003, respectively                                  12,619             25,316
Stockholders' equity:
     Common stock, $0.01 par value, 48,000 shares authorized;
         14,547 and 11,937 issued and outstanding at June 30, 2004
         and December 31, 2003, respectively                                      145                119
     Additional paid-in capital                                               105,859             91,423
     Notes receivable from stockholders                                          (338)              (338)
     Accumulated unrealized gains (losses)                                        (17)                (4)
     Accumulated earnings                                                       4,691                128
                                                                         ------------       ------------
Total stockholders' equity                                                    110,340             91,328
                                                                         ------------       ------------
Total liabilities and stockholders' equity                               $    443,242       $    348,635
                                                                         ============       ============


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

PSYS Reports Second Quarter Results
Page 6
August 4, 2004

                           PSYCHIATRIC SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                                     SIX MONTHS ENDED JUNE 30,
                                                                       2004            2003
                                                                    ----------       ----------
OPERATING ACTIVITIES
Net income                                                          $    5,071       $      195
Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                                       4,482            1,735
     Provision for doubtful accounts                                     4,663            2,657
     Accretion of detachable warrants                                       --              149
     Non-cash stock compensation expense                                    --                9
     Amortization of loan costs                                            419              328
     Loss on refinancing long-term debt                                  6,407            4,586
     Change in deferred tax liability                                    2,965              500
     Change in valuation of put warrants                                    --              960
     Change in reserve on stockholder notes                                 --             (545)
     Long-term interest accrued                                             --              124
     Changes in operating assets and liabilities:
         Accounts receivable                                            (9,265)         (10,299)
         Prepaids and other assets                                       2,192              730
         Accounts payable                                               (1,891)           1,511
         Salaries and benefits payable                                   3,541             (500)
         Accrued liabilities and other liabilities                        (477)           2,016
                                                                    ----------       ----------
Net cash provided by operating activities                               18,107            4,156

INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash acquired                      (112,194)         (93,874)
Capital purchases of property and equipment                             (6,806)          (1,196)
Change in net assets of discontinued operations                             --               --
Other assets                                                            (2,368)              24
                                                                    ----------       ----------
Net cash used in investing activities                                 (121,368)         (95,046)

FINANCING ACTIVITIES:
Net principal borrowings (payments) on long-term debt                   74,445           77,888
Refinancing of long-term debt                                           (3,844)              --
Payment of loan and issuance costs                                      (1,603)          (4,481)
Proceeds from issuance of series A convertible preferred stock              --           25,000
Proceeds from issuance of common stock                                   1,564                3
                                                                    ----------       ----------
Net cash provided by (used in) financing activities                     70,562           98,410
Net increase in cash                                                   (32,699)           7,520
Cash at beginning of the period                                         44,832            2,392
                                                                    ----------       ----------
Cash at end of the period                                           $   12,133       $    9,912
                                                                    ==========       ==========

SIGNIFICANT NON-CASH TRANSACTIONS:
Issuance of common stock upon conversion of convertible debt        $       --       $    4,588
                                                                    ==========       ==========
Issuance of common stock upon exercise of warrants                  $       --       $    2,979
                                                                    ==========       ==========
EFFECT OF ACQUISITIONS:
     Assets acquired, net of cash acquired                          $  119,657       $  176,202
     Liabilities assumed                                                (7,463)         (27,032)
     Long-term debt issued                                                  --          (55,296)
                                                                    ----------       ----------
     Cash paid for acquisitions, net of cash acquired               $  112,194       $   93,874
                                                                    ==========       ==========

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


PSYS Reports Second Quarter Results
Page 7
August 4, 2004

                           PSYCHIATRIC SOLUTIONS, INC.
                 RECONCILIATION OF ADJUSTED EARNINGS PER DILUTED
                      SHARE TO EARNINGS PER DILUTED SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                   JUNE 30,                    JUNE 30,
                                                           -----------------------    ---------------------------
                                                             2004          2003          2004         2003
                                                           ----------   ----------    ----------   ----------
Net income (loss)                                          $    5,108   $     (594)   $    5,071   $      195
Plus reconciling items:
   Provision for (benefit from) income taxes                    3,132         (364)        3,109          708
                                                           ----------   ----------    ----------   ----------
   Income (loss) before income taxes                            8,240         (958)        8,180          903
   Loss on refinancing long-term debt                              --        4,586         6,407        4,586
   Change in valuation of put warrants                             --           --            --          960
   Change in reserve on stockholder notes                          --          (84)           --         (545)
                                                           ----------   ----------    ----------   ----------
       Adjusted income before income taxes                      8,240        3,544        14,587        5,904
   Provision for income taxes                                   3,132        1,418         5,543        2,491
                                                           ----------   ----------    ----------   ----------
       Adjusted net income(a)                              $    5,108   $    2,126    $    9,044   $    3,413
                                                           ==========   ==========    ==========   ==========
Earnings per diluted share(b)                              $     0.29   $    (0.09)   $     0.29   $     0.00
                                                           ==========   ==========    ==========   ==========
Fully taxed adjusted earnings per diluted share(a)(c)(d)   $     0.29   $     0.19    $     0.52   $     0.35
                                                           ==========   ==========    ==========   ==========
Diluted shares used in computing per share amounts:
   Earnings per share                                          17,376        8,154        17,301        8,420
   Fully taxed adjusted earnings per share(c)(d)               17,376       11,426        17,301       10,030

(a) PSI believes its calculation of adjusted earnings per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company's core business operations and it is not influenced by fluctuations in the Company's stock price. Adjusted earnings per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.

(b) For purposes of calculating earnings per diluted share, accrued dividends on series A convertible preferred stock of $177 have been subtracted from net income (loss) for the second quarter of 2003 and the six months ended June 30, 2003 because the effect of series A convertible preferred stock on earnings per diluted share is anti-dilutive.

(c) For purposes of calculating adjusted earnings per diluted share, includes 3,272 diluted shares for the second quarter of 2003 representing series A convertible preferred stock, convertible debt and stock options and warrants that are anti-dilutive for purposes of calculating earnings per diluted share. Also for the second quarter of 2003, interest on convertible debt of $43 has been added to adjusted net income for purposes of calculating adjusted earnings per diluted share.

(d) For purposes of calculating adjusted earnings per diluted share, includes 1,610 diluted shares for the six months ended June 30, 2003 representing series A convertible preferred stock and convertible debt that are anti-dilutive for purposes of calculating earnings per diluted share. Also for the six months ended June 30, 2003, interest on convertible debt of $124 has been added to adjusted net income for purposes of calculating adjusted earnings per diluted share.



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


PSYS Reports Second Quarter Results
Page 8
August 4, 2004



                           PSYCHIATRIC SOLUTIONS, INC.
           RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                   THREE MONTHS ENDED         SIX MONTHS ENDED
                                                         JUNE 30,                   JUNE 30,
                                                 -----------------------    -----------------------
                                                    2004         2003          2004         2003
                                                 ----------   ----------    ----------   ----------
Net income (loss)                                $    5,108   $     (594)   $    5,071   $      195
Provision for (benefit from) income taxes             3,132         (364)        3,109          708
Interest expense                                      4,514        2,386         8,971        3,797
Depreciation and amortization                         2,365        1,068         4,482        1,735
                                                 ----------   ----------    ----------   ----------
EBITDA                                               15,119        2,496        21,633        6,435
Stock compensation expense                               --            5            --            9
 Other expenses:
   Loss on refinancing long-term debt                    --        4,586         6,407        4,586
   Change in valuation of put warrants                   --           --            --          960
   Change in reserve on stockholder notes                --          (84)           --         (545)
                                                 ----------   ----------    ----------   ----------
       Total other expenses                              --        4,502         6,407   $    5,001
                                                 ----------   ----------    ----------   ----------
Adjusted EBITDA(a)                               $   15,119   $    7,003    $   28,040   $   11,445
                                                 ==========   ==========    ==========   ==========

(a) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses". These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.


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

PSYS Reports Second Quarter Results
Page 9
August 4, 2004


                           PSYCHIATRIC SOLUTIONS, INC.
                     OPERATING STATISTICS - OWNED FACILITIES
                                   (UNAUDITED)
                             (REVENUE IN THOUSANDS)

                                                       THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                            JUNE 30,                                  JUNE 30,
                                                   --------------------------      %        ---------------------------      %
                                                       2004           2003        CHG.          2004            2003        CHG.
                                                   -----------    -----------   --------    -----------     -----------  ---------
SAME-FACILITY RESULTS:
   Revenue                                         $    49,273    $    44,972       9.6%    $    77,243     $    71,049       8.7%
   Admissions                                            5,938          5,755       3.2%         10,557          10,099       4.5%
   Patient days                                        101,558         98,504       3.1%        149,420         144,289       3.6%
   Average length of stay(a)                              17.1           17.1       0.0%           14.2            14.3      (0.7)%
   Revenue per patient day(b)                      $       485    $       457       6.1%    $       517     $       492       5.1%
TOTAL FACILITY RESULTS:
   Revenue                                         $   100,072    $    44,972     122.5%    $   186,515     $    71,049     162.5%
   Admissions                                           11,819          5,755     105.4%         22,050          10,099     118.3%
   Patient days                                        241,121         98,504     144.8%        452,684         144,289     213.7%
   Average length of stay(a)                              20.4           17.1      19.3%           20.5            14.3      43.4%
   Revenue per patient day(b)                      $       415    $       457      (9.2)%   $       412     $       492     (16.3)%

(a)  Average length of stay is defined as patient days divided by admissions.

(b) Revenue per patient day is defined as owned facility revenues divided by patient days.




                                      -END-